Exhibit 10.5
Ozolutions Inc.
Form 10-KSB

AGREEMENT, made as of the 15th day of May 2002 by and between Ozolutions Inc. maintaining its principal offices at 30 Denver Crescent, Suite 200, Toronto, Ontario M2J 1G8, herein referred to as "Client" and Adriana Quiros Solis, maintaining principal offices at SJO 0033, 1601 NW 97th Avenue, Miami, Florida 33102 herein referred to as "Business Consultant."

                                   WITNESSETH:

WHEREAS Business Consultant is engaged in the business of providing and rendering marketing, sales and distribution consulting services and has the knowledge and expertise and contacts in the United States marketplace to render the requisite services to Client; and

WHEREAS Client is desirous of retaining business consultant for the purpose of obtaining marketing, sales promotion and distribution capability to reach industrial, commercial and institutional customers in the United States and to assist in identifying and arranging product distribution for Client's water treatment technologies in the largest and most competitive marketplace in the world.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, it is agreed as follows:

1.  Engagement  of  Business   Consultant.   Client  herewith  engages  Business
Consultant to render marketing, sales, product promotion and distribution services.

     A. The Business Consulting services to be provided by Business Consultant shall include, but are not limited to the development of a United States marketing, sales, promotion and distribution plan whose purpose over the next twelve months will be to ensure that Client is strategically prepared to enter the US marketplace with the requisite distribution arrangements. Effective distribution infrastructure will be required to facilitate effective marketing, sales and promotion of Client's two water treatment technologies, ozonation and ELCE water activation. Initial emphasis will be a summary of the size, nature and characteristics of the US water treatment industry. Once the desired product categories are identified, the next phase will be to identify those firms who can best provide the distribution capability to service the US marketplace. The final phase will be the identification of the strategy and resources required to properly market Client's products and the sales and promotional tactics necessary to stimulate demand for Client's products.

     B. The client acknowledges that Business Consultant will devote such time as is reasonably necessary to perform the services for Client having due regard for Business Consultant's commitments and obligations for which it performs consulting services.

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                           Compensation Reimbursement

     A. Client will pay business Consultant as compensation for the services provided for in this Agreement as follows: Client will issue 600,000 common shares of Ozolutions Inc. to Business Consultant:

     Business Consultant will be responsible for expenses incurred during this engagement.

Term and Termination

     This agreement shall be for a period of six (6) months commencing July 15, 2002 and terminating January 1, 2003. Either party shall have the right to terminate this agreement upon thirty (30) days written notice to the other party after the first sixty (60) days.

Treatment of Confidential Information

     Business Consultant shall not disclose, without the consent of Client, any financial or business information concerning the business affairs, plans and programs of Client provided by the Client to Business Consultant, provided such information is clearly marked in writing by Client as being confidential.

Non-Assignment

     This agreement shall not be assigned by either party without the written consent of the other party.

Entire Agreement

     The within agreement contains the entire agreement and understanding between the parties and supersedes all prior negotiations, agreements and discussions concerning the subject matter hereof.

IN WITNESS WHEREOF, The Parties have executed this Agreement as of the day and year first written above.

OZOLUTIONS INC.                                       Date:  July 17, 2002

By:  /s/ Max Weissengruber
     Max Weissengruber, President

By:  /s/ Adriana Quiros Solis                         Date:  July 17, 2002
     Adriana Quiros Solis, Consultant


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